EXHIBIT 99.1

FOR IMMEDIATE RELEASE

HandHeld Entertainment Expands European Presence with Acquisition of Holylemon.com

Company acquires fourth Web site with significant traffic from European market

SAN FRANCISCO - April 24, 2007 - HandHeld Entertainment (NASDAQ: ZVUE), a global digital-media-to-go company, today announced the acquisition of Holylemon.com™.

Holylemon.com, which is currently generating positive cash flow through the placement of online banner and skyscraper ad sales, features user-submitted and user-generated videos, pictures and games, and attracted more than 1.1 million unique visitors in March 2007. The acquisition continues to solidify the company’s position as one of the largest online providers of humorous videos in the European market.

Holylemon.com is an editor-directed Web site focused on user-generated media that is highly optimized for search engine queries, consistently ranking in the top two organic search results on Google for the term “funny videos.” Launched in March 2003, Holylemon.com has had more than 26 million page views since January 1, 2007.

“HandHeld continues to acquire great Web sites such as Holylemon as a part of our strategy to focus on the significant growth opportunities within the European market,” said Jeff Oscodar, president and chief executive officer of HandHeld Entertainment. “This acquisition represents another step toward becoming the leading provider of great online videos and digital content to our target customers, 18-35 year-old consumers in the United States and Europe. We now have four of the top seven sites on Google when users search for the term ‘funny videos.’ Our four Web sites focusing on the European audience make HandHeld a top provider of user-generated comedy content in the United Kingdom and the rest of Europe.”

“Holylemon.com is already a leading aggregator for funny videos on the Internet,” said Kieran O’Neill, founder of Holylemon.com. “By joining the HandHeld Entertainment network of Web sites, we are able to provide hours of amusement for an even larger audience. The entertaining videos found on Holyemon.com are the perfect fit for those users who already frequent the HandHeld network of Web sites. By joining the HandHeld team, we are able to bridge the gap between American and European video sites to provide leading creative content for users across the globe.”

HandHeld’s Web sites provide an array of video content including premium music videos, anime features, television shows, movies, cartoons, independent films and documentaries, as well as news, entertainment and sports programs from a range of media outlets such as Sony BMG, IMG Media, Canadian Broadcasting Corp. and Fun Little Movies. HandHeld’s network also offers free, user-generated and user-submitted videos and other forms of media. In addition, customers can select from millions of songs available through HandHeld Entertainment’s relationships with music services eMusic and Rhapsody.

HandHeld’s network of Web sites hosts more than 500,000 videos available for online viewing, many of which are executable on a personal video player such as HandHeld Entertainment’s ZVUE™ brand personal media player (PMP), and other brands of PMPs.

About HandHeld Entertainment, Inc.

HandHeld Entertainment (NASDAQ: ZVUE) is a global digital-media-to-go company. Its network of Web sites (Putfile.com™, Holylemon.com, YourDailyMedia.com™, FunMansion.com™, Dorks.com™, UnOriginal.co.uk™ and ZVUE.com™) now houses more than 500,000 user-generated and premium videos in total - videos available for purchase or free viewing. Its ZVUE personal media players are mass-market priced and available for purchase online and currently in more than 2,200 Wal-Mart stores throughout the U.S. For more information, visit www.hheld.com.
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HandHeld Entertainment, Holylemon.com, Putfile.com, ZVUE, Dorks.com, YourDailyMedia.com, FunMansion.com and ZVUE.com and are trademarks of HandHeld Entertainment. All other trademarks are property of their respective owners.

Safe Harbor Statement
This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of various factors including the ability of the company to successfully commercialize its new technologies as well as risk factors set forth from time to time in HandHeld Entertainment’s filings with the United States Securities and Exchange Commission, including Annual Reports on Form 10-KSB, Quarterly Reports on Form 10-QSB and Current Reports on Form 8-K and other reports filed by the company with the SEC. The company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. As a result, investors should not place undue reliance on these forward-looking statements.

INVESTOR CONTACT:
The Blueshirt Group
Scott Wilson, 415-489-2188, scott@blueshirtgroup.com

MEDIA CONTACTS:
Politis Communications
David Politis, 801-523-3730 (wk), 801-556-8184 (cell), dpolitis@politis.com or
Jonathan Bacon, 801-523-3730 (wk), 801-660-7820 (cell), jbacon@politis.com